Exhibit 10.24

EXECUTION COPY

DATED 16 FEBRUARY 2021

FIRST AMENDMENT AGREEMENT TO THE

UP TO £250,000,000 SECURED AND GUARANTEED PROMISSORY CERTIFICATES DUE 2028

SUBSCRIPTION AGREEMENT DATED 6 NOVEMBER 2019

between

AP WIP INVESTMENTS BORROWER, LLC

as Company

and

AP WIP INVESTMENTS, LLC

as Guarantor

and

GLAS AMERICAS LLC

as Registrar

SEQUOIA IDF ASSET HOLDINGS SA

as Original Subscriber

CONTENTS

CLAUSE

1.	Definitions and interpretation	2
2.	Amendments to the Original Subscription Agreement	2
3.	Action By The Original Subscriber Hereunder	8
4.	Continuity	8
5.	Representations	8
6.	Miscellaneous	9
7.	Third party rights	9
8.	Governing law and jurisdiction	9

EXECUTION COPY

THIS FIRST AMENDMENT AGREEMENT (this “Agreement”) is dated 16 February 2021.

PARTIES

(1)	AP WIP INVESTMENTS BORROWER, LLC, a limited liability company formed under the laws of the State of Delaware, U.S.A., with limited liability (registered number 7626096) (the “Company”)

(2)	AP WIP INVESTMENTS, LLC, a limited liability company formed under the laws of the State of Delaware, U.S.A., with limited liability (registered number 5242986) (the “Guarantor”);

(3)	GLAS AMERICAS LLC, a limited liability company formed under the laws of the state of New York, U.S.A. (the “Registrar”);

(4)	SEQUOIA IDF ASSET HOLDINGS SA (the “Original Subscriber”); and

(5)	AP WIP Investments Holdings, LP, a limited partnership formed under the laws of the State of Delaware, U.S.A., with limited liability (registered number 6192277) (the “Pledgor”).

BACKGROUND

(A)

The Company, Guarantor, Registrar and the Original Subscriber entered into a subscription agreement dated 6 November 2019 pursuant to which the Company created and issued and the Original Subscriber subscribed for Class A Tranche 1 Promissory Certificates (the “Original Subscription Agreement”).

(B)	The parties have agreed, subject to the terms of this Agreement, to amend the Original Subscription Agreement as set out in this Agreement.

(C)	This Agreement is supplemental to the Original Subscription Agreement and will be designated as a Finance Document.

AGREED TERMS

1.	DEFINITIONS AND INTERPRETATION

1.1	In this Agreement:

“Effective Date” means the date on which the Original Subscriber notifies the Company that it has received all of the documents and other evidence listed in Schedule 1 (Conditions Precedent) in form and substance satisfactory to the Original Subscriber.

1.2

Unless otherwise provided including, without limitation in this Clause 1 or unless the context otherwise requires, terms defined in the Original Subscription Agreement shall have the same meaning when used in this Agreement.

1.3

The rules of interpretation of the Original Subscription Agreement shall apply to this Agreement as if set out in this Agreement, save that references in the Original Subscription Agreement to “this agreement” shall be construed as references to this Agreement.

1.4	Unless the context otherwise requires, references in the Original Subscription Agreement to “this agreement” shall be to the Original Subscription Agreement as amended by this Agreement.

1.5	In this Agreement:

(a)	any reference to a “Clause” is, unless the context otherwise requires, a reference to a clause of this Agreement; and

(b)	Clause headings are for ease of reference only.

1.6	This Agreement is hereby designated a Finance Document by the Borrower and the Agent.

2.	AMENDMENTS TO THE ORIGINAL SUBSCRIPTION AGREEMENT

2.1	Each of the parties to this Agreement agrees that, with effect on and from the Effective Date, the Original Subscription Agreement will be amended by this Agreement as set out in this Clause 2.

2.2

The Original Subscription Agreement will only be amended if the Original Subscriber has received all of the documents and other evidence listed in Schedule 1 (Conditions Precedent) in form and substance satisfactory to the Original Subscriber or receipt of such documents and evidence has been waived by all the Holders. The Original Subscriber shall notify the Company promptly after being so satisfied.

2.3	The following new definitions shall be in Schedule 1 paragraph 1.1 in appropriate alphabetical order as follows:

“EURIBOR” means:

(a)	the applicable Screen Rate as of the Specified Time for euro and for a period equal in length to the Interest Period of that Promissory Certificate; or

(b)	as otherwise determined pursuant to Clause 10A.1 (Unavailability of Screen Rate),

and if, in either case, that rate is less than zero, EURIBOR shall be deemed to be zero.

“Floating Certificate Holder” means in respect of a Tranche or sub-tranche of Promissory Certificates with a floating interest rate, the person in whose name such Promissory Certificate is for the time being registered in the Register.

“Funding Rate” means any individual rate notified by a Floating Certificate Holder to the Company pursuant to paragraph (a)(ii) of Clause 10A.4 (Cost of funds).

“Interpolated Screen Rate” means, in relation to any Promissory certificate, the rate which results from interpolating on a linear basis between:

(a)	the applicable Screen Rate for the longest period (for which that Screen Rate is available) which is less than the Interest Period of that Promissory Certificate; and

(b)	the applicable Screen Rate for the shortest period (for which that Screen Rate is available) which exceeds the Interest Period of that Promissory Certificate,

each as of the Specified Time.

“Quotation Day” means, in relation to any period for which an interest rate is to be determined two (2) TARGET Days before the first day of that period, (unless market practice differs in the Relevant Market for that currency, in which case the Quotation Day for that currency will be determined by the relevant Floating Certificate Holder in accordance with market practice in the Relevant Market (and if quotations would normally be given on more than one day, the Quotation Day will be the last of those days));

“Reference Bank Rate” means the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the relevant Floating Certificate Holder at its request by the Reference Banks:

(a)

(other than where paragraph (b) below applies) as the rate at which the relevant Reference Bank believes one prime bank is quoting to another prime bank for interbank term deposits in euro within the Participating Member States for the relevant period; or

(b)

if different, as the rate (if any and applied to the relevant Reference Bank and the relevant period) which contributors to the applicable Screen Rate are asked to submit to the relevant administrator.

“Reference Banks” means such banks as may be appointed from time to time by the relevant Floating Certificate Holder in consultation with the Company.

“Screen Rate” means the euro interbank offered rate administered by the European Money Markets Institute (or any other person which takes over the administration of that rate) for the relevant period displayed on the BTMM EU page of the Bloomberg screen (or any replacement Bloomberg page which displays that rate). If the agreed page is replaced or service ceases to be available, the relevant Floating Certificate Holder may specify another page or service displaying the appropriate rate after consultation with the Company in respect of its Promissory Certificates in respect of which a floating interest rate applies.

“Specified Time” means the Quotation Day 11.00 a.m. (Brussels time).

“TARGET Day” means any day on which TARGET2 is open for the settlement of payments in euro.

“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilises a single shared platform and which was launched on 19 November 2007.

2.4	The definition of ‘Business Day’ in Schedule 1 paragraph 1.1 shall be deleted in its entirety and replaced with the following:

“Business Day” means a day (other than a Saturday or Sunday) on which banks are open for general business in London and New York and which is a TARGET Day.

2.5	Clause 3.3(f)(v) shall be amended by inserting, immediately following the words “to the relevant Subscriber” in line 3, and before the end of the parenthesis:

“or in respect of Part II of Schedule 1 in relation to a proposed issuance of Additional Tranches”

2.6	Sub-Clauses 20.17(i), (ii) and (iii) shall be deleted in their entirety and replaced with the following:

“(i)	at the end of the sixth anniversary of the Initial Closing Date,10:0:1

(ii)	at the end of the seventh anniversary of the Initial Closing Date,9:50:1;

(iii)	at the end of the eighth anniversary of the Initial Closing Date,9:25:1; and

(iv)	at the end of the ninth anniversary of the Initial Closing Date, 9:0:1.

2.7	Clause 9.5 shall be amended by inserting the following, immediately following sub- clause (b) therein:

“(c) In respect of the any Tranche or sub tranche of Promissory Certificates which are subject to a floating interest rate, the relevant Floating Certificate Holder shall, in respect of its Promissory Certificates, send a notice to the Registrar and the Company setting out the determination of a rate of interest in respect of the Floating Certificate Holder’s Promissory Certificates which are subject to a floating interest rate (the “Applicable Interest Rate”) (such rate of interest as set forth in Schedule 1) 10 Business Days prior to the relevant Payment Date and which notice will set out (i) the Applicable Interest Rate, (ii) the Screen Rate, (iii) the interest due to be paid in respect of the Floating Certificate Holder’s Promissory Certificates which are subject to a floating interest rate, for the relevant Interest Period and (iv) the relevant Payment Date, such information to be included (as applicable) in the notice provided by the Company in accordance with Clause 9.5(a) above.”

2.8	The following new Clause 10A shall be inserted following Clauses 10 and before Clause 11:

10A CHANGES TO THE CALCULATION OF INTEREST

10A.1   Unavailability of Screen Rate

(a)

Interpolated Screen Rate: If no Screen Rate is available for EURIBOR for the Interest Period of a Promissory Certificate, the applicable EURIBOR shall be the Interpolated Screen Rate for a period equal in length to the Interest Period of that Promissory Certificate.

(b)	Reference Bank Rate: If no Screen Rate is available for EURIBOR for:

(i)	the currency of a Promissory Certificate; or

(ii)	the Interest Period of a Promissory Certificate and it is not possible to calculate the Interpolated Screen Rate,

the applicable EURIBOR shall be the Reference Bank Rate as of the Specified Time for the currency of that Promissory Certificate and for a period equal in length to the Interest Period of that Promissory Certificate.

(c)

Cost of funds: If paragraph (b) above applies but no Reference Bank Rate is available for the relevant currency or Interest Period there shall be no EURIBOR for that Promissory Certificate and Clause 10A.4 (Cost of funds) shall apply to that Promissory Certificate for that Interest Period.

10A.2   Calculation of Reference Bank Rate

(d)

Subject to paragraph (b) below, if EURIBOR is to be determined on the basis of a Reference Bank Rate but a Reference Bank does not supply a quotation by the Specified Time, the Reference Bank Rate shall be calculated on the basis of the quotations of the remaining Reference Banks.

(e)	If at or about noon on the Quotation Day none or only one of the Reference Banks supplies a quotation, there shall be no Reference Bank Rate for the relevant Interest Period.

10A.3   Market disruption

If before close of business in London on the Quotation Day for the relevant Interest Period a Floating Certificate Holder notifies the Company that the cost to it of funding its participation in that Promissory Certificate would be in excess of EURIBOR then Clause 10A.4 (Cost of funds) shall apply to that Promissory Certificate for the relevant Interest Period.

10A.4   Cost of funds

(a)	If this Clause 10A.4 applies, the rate of interest on the relevant Promissory Certificate for the relevant Interest Period shall be the percentage rate per annum which is the sum of:

(i)	the figure expressed as a percentage in the Cash Pay Interest Rate column in Part II of Schedule I in respect of such Promissory Certificates; and

(ii)

the rate notified to the Company by that Floating Certificate Holder as soon as practicable and (save with respect to interest on any Unpaid Sum in which case no such advance notice shall be required) in any event on or before the date falling ten (10) Business Days before the date on which interest is due to be paid in respect of that Interest Period, to be that which expresses as a percentage rate per annum the cost to the relevant Floating Certificate Holder of funding its participation in that Promissory Certificate from whatever source it may reasonably select.

(b)

If this Clause10A.4 applies and a Floating Certificate Holder or the Company so requires, the relevant Floating Certificate Holder and the Company shall enter into negotiations (for a period of not more than thirty days) with a view to agreeing a substitute basis for determining the rate of interest.

(c)	If this Clause 10A.4 applies pursuant to Clause 10A.3 (Market disruption) and:

(i)	the relevant Floating Certificate Holder’s Funding Rate is less than EURIBOR; or

(ii)	the relevant Floating Certificate Holder does not supply a quotation by the time specified in paragraph (a)(ii) above,

the cost to that Floating Certificate Holder of funding its participation in that Promissory Certificate for that Interest Period shall be deemed, for the purposes of paragraph (a) above, to be EURIBOR.

2.9	10A.5 Replacement of Screen Rate

If a Screen Rate Replacement Event has occurred any amendment or waiver which relates to:

(a)providing for the use of a Replacement Benchmark; and

(b)

(i)	aligning any provision of any Finance Document to the use of that Replacement Benchmark;

(ii)

enabling that Replacement Benchmark to be used for the calculation of interest under this Agreement (including, without limitation, any consequential changes required to enable that Replacement Benchmark to be used for the purposes of this Agreement);

(iii)	implementing market conventions applicable to that Replacement Benchmark;

(iv)	providing for appropriate fallback (and market disruption) provisions for that Replacement Benchmark; or

(v)

adjusting the pricing to reduce or eliminate, to the extent reasonably practicable, any transfer of economic value from one Party to another as a result of the application of that Replacement Benchmark (and if any adjustment or method for calculating any adjustment has been formally designated, nominated or recommended by the Relevant Nominating Body, the adjustment shall be determined on the basis of that designation, nomination or recommendation), may be made with the consent of the relevant Floating Certificate Holder and the Company.

“Relevant Nominating Body” means any applicable central bank, regulator or other supervisory authority or a group of them, or any working group or committee sponsored or chaired by, or constituted at the request of, any of them or the Financial Stability Board.

“Replacement Benchmark” means a benchmark rate which is:

(c)	formally designated, nominated or recommended as the replacement for a Screen Rate by:

(i)	the administrator of that Screen Rate; or

(ii)	any Relevant Nominating Body,

and if replacements have, at the relevant time, been formally designated, nominated or recommended under both paragraphs, the “Replacement Benchmark” will be the replacement under paragraph (ii) above;

(d)

in the opinion of the relevant Floating Certificate Holder and the Company, generally accepted in the international or any relevant domestic syndicated loan markets as the appropriate successor to a Screen Rate; or

(e)	in the opinion of the relevant Floating Certificate Holder and the Company, an appropriate successor to a Screen Rate.

“Screen Rate Replacement Event” means, in relation to a Screen Rate:

(f)	the methodology, formula or other means of determining that Screen Rate has , in the opinion of the relevant Floating Certificate Holder and the Company, materially changed;

(g)

(i)

(A)	the administrator of that Screen Rate or its supervisor publicly announces that such administrator is insolvent;

(B)

information is published in any order, decree, notice, petition or filing, however described, of or filed with a court, tribunal, exchange, regulatory authority or similar administrative, regulatory or judicial body which reasonably confirms that the administrator of that Screen Rate is insolvent, provided that, in each case, at that time, there is no successor administrator to continue to provide that Screen Rate;

(ii)

the administrator of that Screen Rate publicly announces that it has ceased or will cease to provide that Screen Rate permanently or indefinitely and, at that time, there is no successor administrator to continue to provide that Screen Rate;

(iii)	the supervisor of the administrator of that Screen Rate publicly announces that such Screen Rate has been or will be permanently or indefinitely discontinued; or

(iv)	the administrator of that Screen Rate or its supervisor announces that that Screen Rate may no longer be used; or

(h)

the administrator of that Screen Rate determines that that Screen Rate should be calculated in accordance with its reduced submissions or other contingency or fallback policies or arrangements and either:

(i)	the circumstance(s) or event(s) leading to such determination are not (in the opinion of the relevant Floating Certificate Holder and the Company temporary; or

(ii)	that Screen Rate is calculated in accordance with any such policy or arrangement for a period no less than three months; or

(i)	in the opinion of the relevant Floating Certificate Holder and the Company, that Screen Rate is otherwise no longer appropriate for the purposes of calculating interest under this Agreement.

3.	ACTION BY THE ORIGINAL SUBSCRIBER HEREUNDER

The Original Subscriber confirms and represents that it has received the required Holder consents (being all Holder consent as required under Clause 32.1 (Required Consents) of the Original Subscription Agreement).

4.	CONTINUITY

4.1

Each of the Finance Documents (including, without limitation, the guarantee and indemnity of each Obligor) shall, save as amended in this Agreement, continue in full force and effect, and the Original Subscription Agreement shall (from the Effective Date) be read and construed as one document with this Agreement.

4.2

The rights and obligations of each of the Parties to the Original Subscription Agreement and under each of the Finance Documents shall not be discharged, impaired or otherwise affected by this Agreement other than as provided for in this Agreement. Nothing in this Agreement (without prejudice to the terms of the Finance Documents) shall constitute a waiver or release of any right or remedy of the Holders or the Share Pledge Agent.

5.	SECURITY AND GUARANTEES

5.1

On the date of this Agreement and on the Effective Date, the Guarantor acknowledges and agrees that the guarantees of the Company as set forth in Clause 16 (Guarantee and Indemnity) of the Subscription Agreement will continue to be guarantees of the total balance of sums payable by the Company under the Finance Documents (including this Agreement and the Original Subscription Agreement as amended by this Agreement) in respect of the full amount of the Promissory Certificates issued by the Issuer.

5.2

On the date of this Agreement and on the Effective Date the Pledgor acknowledges and agrees that the Transaction Security Documents will continue to secure the total balance of sums payable by the Company under the Finance Documents (including this Agreement and the Original Subscription Agreement as amended by this Agreement) in respect of the full amount of the Promissory Certificates issued by the Issuer.

5.3

Each Obligor acknowledges and agrees with effect from the Effective Date that each Obligor’s liabilities and obligations arising under the Original Subscription Agreement as amended by this Agreement form part of the Secured Obligations (as defined in the Transaction Security Documents).

6.	REPRESENTATIONS

On the date of this Agreement and on the Effective Date, each Obligor confirms that each of the Repeating Representations is true (on the basis that references to the Original Subscription Agreement in each case are construed as references to the Original Subscription Agreement as amended by this Agreement).

7.	MISCELLANEOUS

This Agreement may be executed in any number of counterparts, each of which when executed shall constitute a duplicate original, but all the counterparts together shall constitute one Agreement.

8.	THIRD PARTY RIGHTS

8.1

Unless expressly provided to the contrary in a Finance Document a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 (the “Third Parties Act”) to enforce or enjoy the benefit of any term of this Agreement. The Share Pledge Agent shall have the right to enforce or enjoy the benefit of any term of this Agreement expressed to benefit the Share Pledge Agent.

8.2

Subject to Clause 32.3 (Other Exceptions) in the Original Subscription Agreement but otherwise notwithstanding any term of any Finance Document, the consent of any person who is not a Party is not required to rescind or vary this Agreement at any time.

9.	GOVERNING LAW AND JURISDICTION

9.1	Governing Law

This Agreement and all non-contractual obligations arising out of or in connection with it shall be governed by English law.

9.2	Jurisdiction of English courts

(a)

The courts of England have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute relating to its existence, validity or termination and any non-contractual obligation arising out of or in connection with it) (a “Dispute”).

(b)	The Parties agree that the courts of England are the most appropriate and convenient courts to settle Disputes and accordingly no Party will argue to the contrary.

(c)

Notwithstanding paragraph (a) above, no Holder shall be prevented from taking proceedings relating to a Dispute in any other courts with jurisdiction. To the extent allowed by law, the Holders may take concurrent proceedings in any number of jurisdictions.

This Agreement has been entered into on the date stated at the beginning of it.

Schedule 1

Conditions Precedent

1.1	Obligors

(a)	A copy of the Constitutional Documents and the certificate of incorporation and by-laws (or similar constitutional documents) of each Obligor.
(b)	A copy of a resolution or similar authorising document of the governing body and members of each Obligor:
(i)	approving the terms of, and the transactions contemplated by, this Agreement and resolving that it execute, deliver and perform the obligations in this Agreement;
(ii)	authorising a specified person or persons, on its behalf, to execute this Agreement; and
(iii)	authorising a specified person or persons, on its behalf, to sign and/or despatch all documents and notices to be signed and/or despatched by it under or in connection with this Agreement.
(c)	A specimen of the signature of each person authorised by the resolution referred to in paragraph (b) above in relation to this Agreement and any related documents.
(d)

A certificate of an authorised signatory of each Obligor certifying that each copy document relating to it specified in this Schedule 1 is correct, complete and in full force and effect and has not been amended or superseded as at a date no earlier than the date of this Agreement.

(e)	A good standing certificate or similar certificate for each Obligor from the Office of the Secretary of State of the State of Delaware dated a date reasonably close to the Effective Date.
1.2	Finance Documents
(a)	This Agreement executed by each Obligor.

SIGNATURES

The Company

AP WIP INVESTMENTS BORROWER, LLC

By:	/s/Scott G. Bruce
Name:	Scott G. Bruce
Title:	President

Address: 3 Bala Plaza East, Suite 502

Bala Cynwyd, PA 19004

Fax:+1 (610) 660-4920

Email: sbruce@radiusglobal.com

Attn: Scott G. Bruce

The Guarantor

AP WIP INVESTMENTS, LLC

By:	/s/Scott G. Bruce
Name:	Scott G. Bruce
Title:	President

Address: 3 Bala Plaza East, Suite 502

Bala Cynwyd, PA 19004

Fax:+1 (610) 660-4920

Email: sbruce@radiusglobal.com

Attn: Scott G. Bruce

The Pledgor (in respect of clause 5.2 only)

AP WIP INVESTMENTS HOLDINGS, LP,

By:	/s/Scott G. Bruce
Name:	Scott G. Bruce
Title:	President

By AP GP Holdings, LLC General Partner on

behalf of AP WIP Investments Holdings, LP

Address: 3 Bala Plaza East, Suite 502

Bala Cynwyd, PA 19004

Fax:+l (610) 660-4920

Email: sbruce@radiusglobal.com

Attn: Scott G. Bruce

The Original Subscriber

SEQUOIA IDFASSET HOLDINGS SA

By:	/s/Dolf Kohnhorst
Name:	Dolf Kohnhorst
Title:	Director

Address: 46A, avenue J.F. Kennedy, L-1855 Luxembourg

Tel No: +44 207 079 0488, +44 207 079 0492

Email: Sequoia lDF@bnymnotices.com, d.fussell@secimco.co m, c.michotte@seqimco

Attn: David Fussell, Christophe Michotte

The Registrar

GLAS AMERICAS LLC

By:	/s/Yana Kislenko
Name:	Yana Kislenko
Title:	Vice President

Address: 3 Second Street, Suite 206, Jersey City, NJ 07311

Fax:+1 (212) 202-6246

Email: clientservices.americas@glas.agency

Attn: Client Services Americas